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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1986 Stock Option Plan, and the 1994 Directors' Stock Option Plan of Radius Inc. of our report dated October 20, 1994, with respect to the consolidated financial statements and schedules of Radius Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Palo Alto, California
May 22, 1995